OMB APPROVAL
OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response: 38.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 27, 2007

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01	Entry into a Material Definitive Agreement.

FAAC Incorporated (“FAAC”), a wholly-owned subsidiary of Arotech Corporation (the “Registrant”), has a $6.0 million line of credit (the “Line of Credit”) with KeyBank N.A. (the “Bank”) secured by the assets and receivables of FAAC and by the receivables of the Registrant’s subsidiary MDT Armor Corporation (“MDT”) related to MDT’s David order with the U.S. Army. As of December 23, 2007, $5.5 million of this line of credit was outstanding and owed to the Bank. On December 27, 2007, FAAC and the Bank agreed to increase this line of credit to $7.5 million in order to provide FAAC and MDT with additional working capital should the need arise. A copy of the Loan Agreement between FAAC and the Bank is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the foregoing description of the Loan Agreement is qualified in its entirety by reference to such exhibit.

In connection with this increase, the Registrant and certain of its subsidiaries provided the Bank with security for and guaranties of FAAC’s obligations under the Line of Credit. Copies of the Security Agreement and the Guaranty entered into by the Registrant are filed as Exhibits 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and the foregoing description of such documents is qualified in its entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

As described above, the following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
4.1	Loan Agreement between FAAC and the Bank dated December 27, 2007
4.2	Security Agreement between the Registrant and the Bank dated December 27, 2007
4.3	Guaranty from the Registrant to the Bank dated December 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2008	AROTECH CORPORATION
(Registrant)
/s/ Robert S. Ehrlich
	Name:	Robert S. Ehrlich
	Title:	Chairman and CEO